Exhibit 99.1

PAE to Acquire CENTRA Technology,
Expanding its Intelligence Community Support Portfolio

Highlights
•PAE will acquire CENTRA Technology, Inc. in a $208 million transaction, net of tax benefits.
•The acquisition strengthens PAE's intelligence, defense and national security businesses.
•The business combination expands and differentiates PAE's capabilities in intelligence analysis, communication systems integration and research and development services for intelligence and defense customers.
•The agreement is accretive to key financial metrics including organic revenue growth, adjusted EBITDA margins and free cash flow.
•CENTRA’s business will broaden PAE’s customer reach and adds attractive contract vehicles to the company’s portfolio.

FALLS CHURCH, Va., Oct. 26, 2020 – PAE (NASDAQ: PAE, PAEWW), a global leader in delivering smart solutions to the U.S. government and its allies, today announced that its subsidiary has entered into a definitive agreement to acquire CENTRA Technology, Inc., a leading independent provider of high-end intelligence support, information analytics, engineering services and other advanced technology solutions, for approximately $208 million (net of tax benefits) in cash. This represents a transaction multiple of approximately 8.8x CY2020 adjusted EBITDA, adjusted for the net present value of tax assets and estimated cost synergies.
PAE President and CEO John Heller commented:
“The acquisition firmly aligns with PAE’s strategy of expanding the business to higher-margin market areas. By acquiring CENTRA, PAE realizes a significant milestone in the execution of our strategic growth plan to be a provider of innovative, higher margin, knowledge-based offerings in attractive, resilient end markets. This exciting opportunity builds on our intelligence analysis capabilities while increasing customer access, accelerating growth and enhancing shareholder value. Additionally, the acquisition of CENTRA is expected to be accretive to adjusted EBITDA margins and free cash flow.”

CENTRA is an intelligence analysis service provider focused on providing mission critical services to the intelligence community and other U.S. national and homeland security customers. Headquartered in Burlington, Massachusetts, CENTRA has more than 760 employees, a majority of whom have top secret clearances with subject matter expertise across a broad range of critical national security issues.
"This transaction will further enhance CENTRA’s capabilities and create new opportunities for our customers and employees," said Jack Barry, Chief Operating Officer of CENTRA Technology. “The customers, contracts and offerings of each business complement each other well and will be attractive for all stakeholders."

Strategic and Financial Benefits of the Acquisition

•Significantly Increases Addressable Market: Transaction increases PAE’s total addressable market by approximately $36 billion in annual spending; provides PAE the ability to actionably pursue several large contracts in new market segments.
•Broadens Service and Technology Offerings: Brings new, value-add service and technology offerings to the portfolio; including intelligence analysis, communication systems integration and research and development services.
•Expands Customer Footprint and Contract Vehicles: Adds new customers within the Intelligence Community and Departments of Defense and Homeland Security, in addition to providing access to several large contract vehicles.
•Provides Additional Stability to Financial Profile: CENTRA’s contract portfolio is highlighted by low levels of recompete risk coupled with several recent large new business wins that provide approximately $1 billion of backlog, or about 4x CY2020 revenue estimates.
•Adds Uniquely Qualified Employees to Workforce: Provides highly skilled and cleared professionals, including about 700 employees with Top Secret/Sensitive Compartmented Information clearances with subject matter expertise across a range of critical national security issues.
Financing and Approvals

The transaction has been unanimously approved by the boards of directors of both PAE and CENTRA and is expected to close in the fourth quarter of 2020, subject to regulatory approvals and customary closing conditions. PAE expects to fund the purchase price of approximately $208 million with cash on hand and utilization of its delayed draw term loan.

Advisors
Morgan, Lewis & Bockius LLP acted as legal advisor and Renaissance Strategic Advisors, LLC acted as strategic advisor to PAE in connection with the transaction.

Greenberg Traurig, LLP acted as legal advisor and Citizens Capital Markets, Inc. acted as financial advisor to CENTRA in connection with the transaction.

Conference Call and Webcast

PAE will host a conference call and webcast, October 26, 2020, at 8 a.m. ET and will post an investor presentation to its website. Management will review details of the acquisition, followed by a question-and-answer session. Listeners and other interested parties will be able to access a presentation summarizing the transaction on the PAE Investor Relations website.

Interested parties are invited to join the webcast from the PAE Investor Relations website. Due to the COVID-19 pandemic, teleconference providers globally are experiencing significant increases in conference call volume. As such, PAE recommends that parties participate by joining the webcast. Alternatively, if the webcast is not practical, attendees may listen to the conference call by dialing (855) 982-6676 and entering conference ID 1796253. The international dial-in access number is (614) 999-9188.

The company will post an archive of the webcast following the call on the PAE Investor Relations website.

About PAE

For 65 years, PAE has tackled the world’s toughest challenges to deliver agile and steadfast solutions to the U.S. government and its allies. With a global workforce of approximately 20,000 on all seven continents and in approximately 60 countries, PAE delivers a broad range of operational support services to meet the critical needs of our clients. Our headquarters is in Falls Church, Virginia. Find us online at pae.com, on Facebook, Twitter and LinkedIn.

Forward-Looking Statements
This press release contains a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our expectations and projections regarding the acquisition of CENTRA Technology, Inc., PAE’s possible or assumed future results of operations, financial results, backlog, estimation of resources for contracts, strategy for and management of growth, needs for additional capital, risks related to government contracting generally, including failures to properly manage projects and subcontractors, susceptibility to claims, litigation and other disputes, and risks related to public health crises. These forward-looking statements are based on PAE’s management’s current expectations, estimates, projections and beliefs, as well as a number of assumptions concerning future events.

These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside PAE’s management’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements.

Forward-looking statements included in this release speak only as of the date of this release. PAE does not undertake any obligation to update its forward-looking statements to reflect events or circumstances after the date of this release except as may be required by the federal securities laws.

Non-GAAP Financial Measures
The Company uses adjusted EBITDA, adjusted EBITDA margin and free cash flow as supplemental non-GAAP measures of performance. PAE defines EBITDA as net income excluding (i) interest expense, (ii) provision for or benefit from income taxes and (iii) depreciation and amortization. Adjusted EBITDA excludes certain amounts included in EBITDA. Adjusted EBITDA margin is calculated as adjusted EBITDA divided by revenues expressed as a percentage. Free cash flow is defined as cash flow provided by operating activities less capital expenditures.

PAE believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating the acquisition by PAE of CENTRA Technology Inc. and the projected future operating and financial results of PAE. The non-GAAP financial measures provided in this press release are forward-looking.

PAE is not providing a quantitative reconciliation of adjusted EBITDA or adjusted EBITDA margin in reliance on the “unreasonable efforts” exception for forward-looking non-GAAP measures set forth in SEC rules because certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated without unreasonable effort and expense. In this regard, the Company does not provide a reconciliation of forward-looking adjusted EBITDA (non-GAAP) to GAAP net income, due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation.

Because certain deductions for non-GAAP exclusions used to calculate projected net income may vary significantly based on actual events, the Company is not able to forecast on a GAAP basis with reasonable certainty all deductions needed in order to provide a GAAP calculation of projected net income at this time. The amounts of these deductions may be material and, therefore, could result in projected GAAP net income being materially less than is indicated by estimated adjusted EBITDA (non-GAAP). In addition, the Company does not provide a reconciliation of forward-looking free cash flow (non-GAAP) to GAAP cash flows provided by operating activities and GAAP cash used in investing activities, due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. Because certain line items used to calculate projected cash flows provided by operating activities and cash used in investing activities may vary significantly based on actual events, the Company is not able to forecast on a GAAP basis with reasonable certainty all line items needed in order to provide a GAAP calculation of projected free cash flow at this time.

Use of Projections
This presentation contains projections with respect to the company and CENTRA Technology, Inc. The company’s independent auditors have not audited, reviewed, compiled, or performed any procedures with respect to the projections for the purpose of their inclusion in this presentation, and accordingly, did not express an opinion or provide any other form of assurance with respect thereto for the purpose of this presentation. These projections should not be relied upon as being necessarily indicative of future results.

For investor inquiries regarding PAE:
Mark Zindler
Vice President Investor Relations
PAE
703-717-6017
mark.zindler@pae.com

For media inquiries regarding PAE:
Terrence Nowlin
Senior Communications Manager
PAE
703-656-7423
terrence.nowlin@pae.com